EXHIBIT 15

Securities and Exchange Commission

Washington, D.C. 20549

We have made a review of the condensed consolidated financial statements of Superior Uniform Group, Inc. and subsidiary (“the Company”) as of March 31, 2006 and for the three-month periods ended March 31, 2006 and 2005 in accordance with standards established by the Public Company Accounting Oversight Board (United States), and issued our report thereon dated April 25, 2006. We are aware that such financial statements and our above-mentioned report appearing in the Form 10-Q of the Company for the quarter ended March 31, 2006 are being incorporated by reference in the Registration Statements on Form S-8 (File No. 333-105906, effective June 6, 2003) and that such report pursuant to Rule 436(c) of the Securities Act of 1933 is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Paragraphs 7 and 11 of that Act.

/s/ GRANT THORNTON LLP

Tampa, Florida
April 25, 2006